Exhibit 99.2

Dura Medical, LLC

Condensed Balance Sheets

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$686,674	$511,911
Accounts receivable, net	197,412	117,492
Prepaid expense	14,263	23,536
Total current assets	898,349	652,939

Furniture and equipment, net	74,758	92,700
Right-of-use asset	375,443	412,103
Right-of-use asset - related party	177,348	209,473
Security deposits	7,773	7,773
Total assets	$1,533,671	$1,374,988

Liabilities and member's equity
Current liabilities:
Accounts payable and accrued expenses	$15,559	$23,507
Accrued salaries and benefits	193,198	132,469
Operating lease liability	71,697	68,212
Operating lease liability - related party	67,485	65,316
Total current liabilities	347,939	289,504

Operating lease liability, non-current	307,461	344,422
Operating lease liability - related party, non-current	109,863	144,157
Total liabilities	765,263	778,083

Commitments and contingencies (Note 7)

Member's equity	768,408	596,905
Total liabilities and member's equity	$1,533,671	$1,374,988

The accompanying notes are an integral part of these condensed financial statements.

Dura Medical, LLC

Unaudited Condensed Statement of Operations

Six Months Ended June 30, 2025

June 30,
2025

Net patient service revenue	$2,019,113

Operating expenses
Cost of patient services	1,226,076
Selling, general and administrative expenses	532,550
Depreciation expense	17,942
Total operating expenses	1,776,568

Income from operations	242,545

Other income:
Interest income	3,958
Total other income, net	3,958

Net income	$246,503

The accompanying notes are an integral part of these condensed financial statements.

Dura Medical, LLC

Unaudited Condensed Statement of Member's Equity

Six Months Ended June 30, 2025

Balance as of December 31, 2024	$596,905
Net income	246,503
Distributions	(100,000)
Contributions	25,000
Balance as of June 30, 2025	$768,408

The accompanying notes are an integral part of these condensed financial statements.

Dura Medical, LLC

Unaudited Condensed Statements of Cash Flows

Six Months Ended June 30, 2025

June 30,
2025
Operating activities:
Net income	$246,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,942
Provision for credit losses	79,920
Amortization of right-of-use assets	68,785
Change in current assets and liabilities:
Accounts receivable	(159,840)
Prepaid expense	9,273
Accounts payable and accrued expenses	(7,948)
Accrued salaries and benefits	60,729
Operating lease asset and liability, net	(65,601)
Net cash provided by operating activities	249,763
Investing activities:
Net cash used in investing activities	-
Financing activities:
Disbursements	(100,000)
Contributions	25,000
Net cash used in financing activities	(75,000)

Increase in cash and cash equivalents	174,763
Cash and cash equivalents, beginning of period	511,911
Cash and cash equivalents, end of period	$686,674

The accompanying notes are an integral part of these condensed financial statements.

DURA MEDICAL, LLC

Notes to unaudited condensed financial statements

Six months ended June 30, 2025

1.	DESCRIPTION OF BUSINESS

Dura Medical, LLC (the “Company” or “Dura”), a Florida limited liability company, was formed on August 2, 2018. The Company is a behavioral health and interventional psychiatry practice founded in 2018 and headquartered in Naples, Florida. The Company provides outpatient mental health treatment services to patients aged six and older, specializing in evidence-based and innovative therapies for treatment-resistant conditions such as depression, anxiety, post-traumatic stress disorder (PTSD), obsessive-compulsive disorder (OCD), and chronic pain.

Dura Medical offers a comprehensive range of services, including:

●	Medication management and psychotherapy
●	Ketamine infusion therapy and Spravato® (esketamine) nasal spray
●	Transcranial Magnetic Stimulation (TMS)
●	Stellate Ganglion Block (SGB)
●	Telemedicine and other supportive behavioral health services

The Company serves both civilian and veteran populations and participates in the U.S. Department of Veterans Affairs Community Care Network, providing specialized programs for military veterans. Dura Medical operates as part of the outpatient healthcare services industry and was acquired by HOPE Therapeutics, a subsidiary of NRx Pharmaceuticals, in September 2025.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the condensed balance sheets, statements of operations and cash flows for the interim periods presented. The results of operations for any interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, implicit price concessions, contractual adjustments, the allowance for credit losses, third-party payor settlements, lease incremental borrowing rate, and useful lives of long-lived assets.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the estimated transaction price (net of contractual adjustments, discounts, and implicit price concessions). The Company applies the Current Expected Credit Loss (CECL) model to estimate lifetime expected credit losses on trade receivables and contract assets, pooling receivables by payer type and aging and incorporating historical loss experience, current conditions, and reasonable‑and‑supportable forecasts with reversion to historical loss information beyond the forecast horizon. Receivables are written off when collection is deemed remote; recoveries are recognized when received. The Company does not have any off-balance sheet credit exposure related to its customers. The allowance for current expected credit losses was $197,412 as of June 30, 2025. During the six months ended June 30, 2025, the company wrote-off $79,920 from the allowance for current expected credit losses.

Revenue Recognition

The Company recognizes patient service revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized as performance obligations are satisfied, which occurs over time as patients simultaneously receive and consume services. Each treatment or visit generally represents a separate contract. Procedural services (e.g., ketamine infusions, esketamine administration, TMS sessions, SGB/epidural procedures) are recognized at the point in time when rendered; therapy and medication management services are recognized as sessions occur.

The transaction price includes variable consideration such as contractual adjustments, expected denials, and implicit price concessions, which are estimated and constrained to amounts not expected to reverse. The Company applies the portfolio approach for contracts with similar characteristics by payer and service type. The Company elected the practical expedient not to assess a significant financing component because the period between service and payment is one year or less. The Company acts as principal in its patient service arrangements and records revenue on a gross basis.

Revenue is disaggregated by service type and payor (see Note 3).

Contract Balances

The Company’s contract assets primarily relate to unbilled receivables for services rendered but not yet billed. Contract liabilities, if any, represent advance payments from patients or payors. The Company’s contracts generally have a duration of one year or less; therefore, the Company elected the practical expedient under ASC 606-10-50-14(a) and does not disclose remaining performance obligations.

Advertising Costs

Advertising costs are expensed as incurred and were approximately $21,000 for the six months ended June 30, 2025.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2025, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Segment Information

The Company operates as a single reportable segment, providing outpatient behavioral health and interventional psychiatry services. The Company’s Chief Executive Officer, as its chief operating decision maker (“CODM”), manages and allocates resources on a consolidated basis. The CODM assesses performance and allocates resources based on the Company’s consolidated financial statements, and key components and processes of the Company’s operations are managed centrally. Segment asset information is not used by the CODM to allocate resources. This structure enables the CODM to evaluate overall Company performance, allocate resources, and establish management objectives in line with the Company’s long-term strategic goals.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”).” ASU 2024-03 requires disaggregated disclosure of certain income statement expenses. This guidance is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted and must be applied prospectively. The Company is currently evaluating the impact of ASU 2023-03 on the Company’s financial statements.

3.	REVENUE

Revenue is primarily derived from services rendered to patients for outpatient behavioral health care, interventional psychiatry, and pain management procedures. The Company’s services have no fixed duration and can generally be terminated by the patient or the Company at any time; therefore, each treatment or visit is considered its own stand‑alone contract.

The Company disaggregates revenue from contracts with customers by service type and by payor, as management believes this best depicts the nature, amount, timing, and uncertainty of revenue and cash flows.

Revenue by Service Type:

June 30, 2025
Procedures income	$397,226
Therapy Services	1,621,887
Total net patient service revenue	$2,019,113

Revenue by Payor:

June 30, 2025
Commercial Insurance	$1,302,668
Medicare	59,544
Self Pay	656,901
Total net patient service revenue	$2,019,113

The Company receives payments from the following sources: (i) commercial insurers; (ii) the federal government under the Medicare program administered by the Centers for Medicare and Medicaid Services (“CMS”) and other programs; (iii) state governments under Medicaid and related programs; and (iv) individual patients and clients.

The Company determines the transaction price based on established billing rates reduced by contractual adjustments, discounts, and implicit price concessions. Contractual adjustments and discounts are based on contractual agreements, discount policies, and historical experience. Implicit price concessions are based on historical collection experience. Most of the Company’s services have contracts containing variable consideration. However, it is unlikely a significant reversal of revenue will occur when the uncertainty is resolved, and therefore, the Company includes the variable consideration in the estimated transaction price. Subsequent changes resulting from a patient’s ability to pay are recorded as bad debt expense, which is included in other operating expenses. Bad debt expense for the six months ended June 30, 2025 was approximately $79,920.

The Company derives a significant portion of its revenue from Medicare, and other payors that receive discounts from established billing rates. The Medicare regulations and various managed care contracts under which these discounts must be estimated are complex, subject to interpretation and adjustment, and may include multiple reimbursement mechanisms for different types of services provided. Management estimates the transaction price on a payor‑specific basis given its interpretation of the applicable regulations or contract terms. The services authorized and provided and related reimbursement are often subject to interpretation that could result in payments that differ from the Company’s estimates.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR CREDIT LOSSES

Accounts Receivable:

June 30, 2025
Accounts Receivable, Gross	$394,824
Less: Allowance for Credit Losses	(197,412)
Accounts Receivable, Net	$197,412

Allowance for Credit Losses Rollforward:

Beginning balance as of December 31, 2024	$117,492
Provision for expected credit losses	79,920
Write-offs, net of recoveries	-
Ending Balance as of June 30, 2025	$197,412

Accounts Receivable by payor:

June 30, 2025
Commercial Insurance	$269,301
Medicare	35,574
Self Pay	89,949
Accounts Receivable, Gross	$394,824

Estimation inputs and credit quality information (summary):

●

Receivables are pooled by payer class and aging; loss rates reflect historical experience updated for current conditions and reasonable‑and‑supportable forecasts with reversion to long‑run averages beyond the forecast horizon. The Company does not suspend recognition of revenue on a “nonaccrual” basis for trade receivables.

●	The rollforward and qualitative information are provided to meet ASC 326 disclosure objectives for trade receivables held at amortized cost.

4.	FURNITURE AND EQUIPMENT

As of June 30, 2025, furniture and equipment, net, consisted of the following:

June 30, 2025
Medical equipment	$231,475
Computer equipment	12,505
Furniture and fixtures	8,050
Leasehold improvements	12,827
Total	264,857
Less accumulated depreciation	(190,099)
Net	$74,758

Depreciation expense was $17,942 for the six months ended June 30, 2025.

5.	LEASES

Accounting for Leases as Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for two healthcare clinics in Naples and Fort Myers, Florida:

●

Naples Lease (Related Party): The Company leases its Naples clinic from Dura Properties, LLC, an entity owned and controlled by the Company’s sole member. The lease commenced on January 1, 2023 and expires on December 31, 2027. It is non-cancelable and requires monthly base rent of $6,000, plus applicable sales tax, common area maintenance charges, property taxes, and insurance. No security deposit was required at inception.

●

Fort Myers Lease (Third Party): The Company entered into a lease for its Fort Myers clinic on May 14, 2024, with a commencement date of December 1, 2024, and an expiration date of November 30, 2029. The lease is non-cancelable and requires monthly base rent of $5,333.34 in the first year, plus $1,833.33 in common area maintenance (CAM) charges, subject to 3% annual escalations. A security deposit of $7,166.67 was paid at lease inception.

The components of lease expense included on the Company’s statement of operations were as follows:

		For the six months ended
		June 30,
	Expense Classification	2025
Operating lease expense:
Amortization of ROU asset	G&A expenses(1)	$36,661
Accretion of operating lease liability	G&A expenses	11,888
Amortization of ROU asset - related party	G&A expenses	32,125
Accretion of operating lease liability - related party	G&A expenses	6,215
Total operating lease expense		$86,889

Other lease expense	G&A expenses	17,259
Total		$104,148

(2)	Included in general and administrative expenses (“G&A”) in the statement of operations.

Other information related to leases is as follows:

As of June 30,
2025
Weighted-average remaining lease term:
Operating leases (in years)	3.81
Weighted-average discount rate:
Operating leases	6.40%

Amounts relating to leases were presented on the balance sheet as of June 30, 2025 in the following line items:

		As of June 30,
	Balance Sheet Classification	2025
Assets:
Operating lease asset	Right-of-use asset	$375,443
Operating lease asset - related party	Right-of-use asset - related party	177,348
Total non-current lease assets		$552,791

Liabilities:
Current
Operating lease liability	Operating lease liability	$71,697
Operating lease liability - related party	Operating lease liability - related party	67,485
Non-current
Operating lease liability	Operating lease liability, non-current	307,461
Operating lease liability - related party	Operating lease liability - related party, non-current	109,863
Total lease liabilities		$556,506

The future minimum lease payments required under leases as of June 30, 2025, were as follows:

Fiscal Year
2025	$83,932
2026	170,415
2027	173,828
2028	100,696
2029	95,394
Undiscounted cash flows	624,265
Less: imputed interest	(67,759)
Lease liability	$556,506

6.	RELATED PARTY TRANSACTIONS

Related Party Lease

The Company leases its Naples clinic from Dura Properties, LLC, an entity owned and controlled by the Company’s sole member. Rent expense under the related‑party lease was $38,340 for June 30, 2025. Lease terms approximate market conditions; payments are due monthly; no unusual guarantees or concessions are provided.

7.	COMMITMENTS AND CONTINGENCIES

Regulatory and reimbursement: Operations are subject to federal and state healthcare laws (e.g., Medicare/Medicaid rules, HIPAA). Reimbursement terms and audits can affect amounts ultimately realized. The Company believes any loss from current compliance matters would not be material.

Professional liability: The Company maintains claims‑made malpractice insurance it considers adequate; ultimate liability may differ from estimates.

Legal: From time to time, the Company is party to legal proceedings in the ordinary course of business. As of June 30, 2025, management does not believe matters exist that would require a probable and estimable loss accrual.

8.	MEMBER’S EQUITY

The Company is a single‑member limited liability company. The sole member holds all membership interests and related economic rights. Membership interests have no par value and there are no preferred interests, warrants, or other equity classes outstanding. The Company has no noncontrolling interests.

As a single‑member LLC taxed as an S‑corporation, the Company generally is not subject to federal income taxes at the entity level; taxable income or loss is passed through to the sole member. Distributions are recorded as reductions of members’ equity when declared or paid.

9.	SEGMENT INFORMATION

The Company operates as a single reportable segment—outpatient behavioral health and interventional psychiatry. The CODM evaluates performance and allocates resources based on financial statement results. All revenues are generated in the United States. All of the Company’s assets relate to this single operating segment, see the accompanying balance sheets. All of the Company’s operating expenses, which consists of research and development and general and administrative, relate to this single operating segment, see the accompanying statements of operations.

The following table reconciles the income from operations to total income:

June 30,
Expense Category	2025

Income from operations	$242,545
Interest expense	-
Interest income	3,958
Other income (expense), net	-
Net income	$246,503

10.	SUBSEQUENT EVENTS

Acquisition of the Company by HOPE Therapeutics, Inc.

On September 8, 2025, HOPE Therapeutics, Inc. (“HOPE”), together with its wholly owned subsidiary, HTX Management Company LLC (collectively, the “Acquirer”), a clinical care delivery organization and a wholly owned subsidiary of NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), completed the acquisition of Dura Medical, LLC (“Dura Medical”) pursuant to the Membership Interest Purchase and Contribution Agreement dated March 29, 2025, by and among HOPE, HTX Management Company LLC, and their parent company.

Under the terms of the agreement, the Acquirer obtained 100% of the membership interests of Dura Medical, LLC through a combination of cash consideration of $3,262,500 (subject to customary closing adjustments), the issuance of 6,188 Class A Units of HTX Management Company LLC as rollover equity subject to conditional vesting, and contingent consideration of up to $3,000,000 payable over three years based on the achievement of specified EBITDA performance targets.

The transaction resulted in a change of control effective September 8, 2025. Following the acquisition, Dura Medical, LLC will be consolidated into the financial statements of NRx Pharmaceuticals, Inc. and HOPE Therapeutics, Inc. beginning on the closing date.